Exhibit 99.1

Comverge Reports Second Quarter 2011 Financial Results
Norcross, GA., August 9, 2011 - Comverge, Inc. (NASDAQ: COMV), the leading provider of Intelligent Energy Management (IEM) solutions for Residential and Commercial + Industrial customers, today announced its second quarter 2011 financial and operating results.

•	PJM Accounting Change and Residential Turnkey Programs Driving Revenue Growth

•	New Company Initiative Designed to Assist in Accelerating Path to Profitability

•	Company Expects 2011 Annual Revenues to Range from $136 to $141 million

Financial Summary
Second quarter revenues for 2011 were $32.5 million compared to $17.0 million in the second quarter of 2010, a 90 percent increase. The increase in revenue includes $5.8 million from PJM capacity programs. The Company recognized one fourth of the revenue from PJM capacity programs in the second quarter to conform to industry practice. In the prior year, the revenue was recognized only in the third quarter. Without the contribution from the PJM capacity programs, revenue grew 57 percent for the quarter.
Gross margin for the second quarter of 2011 was 35 percent compared to 31 percent in the second quarter of 2010.
Adjusted EBITDA for the second quarter of 2011 was negative $4.4 million compared to negative $8.2 million for the second quarter of 2010. Comverge defines adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, and non-cash stock compensation expense.
Net loss for the second quarter of 2011 was $7.0 million, or $0.28 per basic and diluted share, compared to a net loss of $10.3 million, or $0.42 per basic and diluted share for the second quarter of 2010.
Excluding stock-based compensation charges, amortization expense of acquisition-related assets, and change in acquisition-related deferred income taxes, non-GAAP net loss for the second quarter of 2011 was $5.8 million, or $0.23 per basic and diluted share, compared to a non-GAAP net loss of $8.9 million, or $0.36 per basic and diluted share, for the same period in 2010.
Please refer to the financial schedules attached to this press release for reconciliation of GAAP to non-GAAP Adjusted EBITDA, net loss and net loss per share.
Payments from long-term contracts, which represent an estimate of total payments that Comverge expects to receive under long-term agreements with customers were $574 million.
New Initiative Designed to Assist in Accelerating Path to Profitability, Increase Cash Flows
On July 25, 2011, Comverge announced a new initiative, which is focused on streamlining and simplifying operations to assist in accelerating the company's path to profitability. This initiative is expected to reduce annual expenses by $4.0 to $4.5 million through operational efficiencies and rationalization. Comverge expects the cost of this initiative will be approximately $1.0 to $1.5 million and will be primarily incurred during the third quarter of 2011. The company also expects to focus on reducing capital expenditures.
“I am very proud of the company's performance in the second quarter as we delivered strong revenue growth and continued to demonstrate the operating leverage that exists in our business,” commented R. Blake Young, Comverge's President and Chief Executive Officer. “In addition, we have also put into motion a new initiative designed to reduce annual expense to assist us in our path to profitability.”

Annual Guidance
The company will again begin providing updated annual guidance on a quarterly basis and will provide full year 2012 guidance when it reports its fourth quarter and full year 2011 results.
The company expects 2011 annual revenues to range from $136 to $141 million.

Capital Requirements

The company will require additional capital in order to grow its business. The company currently believes there are a number of financing alternatives available to enable the company to obtain the capital it needs to reach profitability in 2013. Management and the board of directors are actively exploring these financing alternatives, as well as other options, with the goal of consummating a transaction that is in the best interest of our stockholders.

Business Highlights:

•	Total megawatts (MW) under management as of June 30, 2011 and June 30, 2010 were as follows:

	June 30, 2011	June 30, 2010
Megawatts under long-term contracts, with regulatory approval*	736	910
Megawatts under open market programs	1915	1,453
Megawatts to be provided under turnkey programs	690	555
Megawatts managed for a fee	437	437
Total megawatts	3,778	3,355

*In second quarter 2010, Comverge had 155 MW under a long-term contract with NV Energy that is no longer in effect for 2011.
Additional Information
Comverge will host a conference call to discuss the second quarter 2011 financial and operational results at 5:00 p.m. (EST) on Thursday, August 9, 2011. To participate in the call, dial (877) 334-1969 or (760) 666-3589 for international participants.
Additionally, the results will be reported in the Investor Relations section on Comverge's website at http://ir.comverge.com. An audio replay of the call will be available beginning August 9, 2011 at 7:00 p.m. and available until August 20, 2011 at 12:00 a.m. ET (midnight) by dialing in (855) 859-2056 or (404) 537-3406 for international participants and using conference code number 83539969.
Additional financial information can be found in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which has been filed today with the Securities and Exchange Commission.

About Comverge

With more than 500 utility and 2,100 commercial customers, as well as five million deployed residential devices, Comverge brings unparalleled industry knowledge and experience to offer the most reliable, easy-to-use, and cost-effective intelligent energy management programs.  We deliver the insight and control that enables energy providers and consumers to optimize their power usage through the industry's only proven, comprehensive set of technology, services and information management solutions.  For more information, visit www.comverge.com.

Caution Regarding Forward Looking Statements

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release are not and do not constitute historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward looking statements include projected contracted revenues, projected regulatory changes or approvals, the amount of revenue and megawatts that will be generated by long-term contracts or open market programs, expected reductions in annual costs and expenses, corresponding future growth associated with the new initiative, expectations regarding achieving profitability in the future, updated guidance as to our projected financial results, and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this release do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge's business involving our products, the development and distribution of our products and related services, regulatory changes or grid operator rule changes, regulatory approval of our contracts, economic and competitive factors, our key strategic relationships, and other risks more fully described in our form 10-Q filed today. Comverge assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Regulation G Disclosure - Non-GAAP Financial Information

Non-GAAP financial measures are based upon our unaudited consolidated statements of operations for the periods shown, giving effect to the adjustments shown in the reconciliations set forth below. This presentation is not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, Comverge believes that non-GAAP reporting, giving effect to the adjustments shown in the reconciliations below, provides meaningful information and therefore uses it to supplement its GAAP reporting and internally in evaluating operations, managing and benchmarking performance. The Company has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations below, and to provide an additional measure of performance.

Contact:

Investor Relations	Media Relations
Jason Cigarran	Marie Bahl
VP, Investor Relations	Senior Director of Corporate Marketing
678-823-6784, invest@comverge.com	678-802-8371, pr@comverge.com

SCHEDULE 1
COMVERGE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue
Product	$7,663	$5,294	$12,354	$10,755
Service	24,792	11,753	38,726	19,673
Total revenue	32,455	17,047	51,080	30,428
Cost of revenue
Product	6,355	4,382	9,817	8,006
Service	14,759	7,308	22,155	12,350
Total cost of revenue	21,114	11,690	31,972	20,356
Gross profit	11,341	5,357	19,108	10,072
Operating expenses
General and administrative expenses	11,159	9,214	21,393	17,312
Marketing and selling expenses	5,199	4,066	10,288	8,844
Research and development expenses	1,052	1,543	2,101	2,908
Amortization of intangible assets	236	536	473	1,072
Operating loss	(6,305)	(10,002)	(15,147)	(20,064)
Interest and other expense, net	723	291	1,652	353
Loss before income taxes	(7,028)	(10,293)	(16,799)	(20,417)
Provision for income taxes	18	55	33	115
Net loss	$(7,046)	$(10,348)	$(16,832)	$(20,532)

Net loss per share (basic and diluted)	$(0.28)	$(0.42)	$(0.68)	$(0.83)

Weighted average shares used in computation	24,877,264	24,618,730	24,834,065	24,598,205

SCHEDULE 2
COMVERGE, INC.
SEGMENT INFORMATION
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Residential Business	$18,828	$11,829	$34,086	$21,936
Commercial & Industrial Business	13,627	5,218	16,994	8,492
Total Revenue	$32,455	$17,047	$51,080	$30,428

Cost of Revenue:
Residential Business	$12,093	$8,282	$20,536	$14,505
Commercial & Industrial Business	9,021	3,408	11,436	5,851
Total Cost of Revenue	$21,114	$11,690	$31,972	$20,356

Gross Profit:
Residential Business	$6,735	$3,547	$13,550	$7,431
Commercial & Industrial Business	4,606	1,810	5,558	2,641
Total Gross Profit	$11,341	$5,357	$19,108	$10,072

SCHEDULE 3
COMVERGE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2011	2010
	(unaudited)
Assets
Cash and cash equivalents	$21,405	$7,800
Restricted cash	3,519	1,736
Marketable securities	—	27,792
Billed accounts receivable, net	20,124	14,433
Unbilled accounts receivable	7,576	17,992
Inventory, net	9,635	9,181
Deferred costs	4,503	1,712
Other current assets	1,680	2,056
Total current assets	68,442	82,702

Restricted cash	835	3,733
Property and equipment, net	25,068	22,480
Intangible assets, net	3,646	3,816
Goodwill	499	499
Other assets	421	927
Total assets	$98,911	$114,157

Liabilities and Shareholders' Equity
Accounts payable	$7,790	$8,455
Accrued expenses	13,314	17,375
Deferred revenue	12,733	5,821
Current portion of long-term debt	3,000	3,000
Other current liabilities	7,726	7,962
Total current liabilities	44,563	42,613

Deferred revenue	912	1,662
Long-term debt	20,250	21,750
Other liabilities	1,751	2,074
Total long-term liabilities	22,913	25,486

Common stock	25	25
Additional paid-in capital	264,495	262,226
Treasury stock	(306)	(257)
Accumulated deficit	(232,779)	(215,947)
Accumulated other comprehensive income	—	11
Total shareholders' equity	31,435	46,058
Total liabilities and shareholders' equity	$98,911	$114,157

SCHEDULE 4
COMVERGE, INC.
STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Cash flows from operating activities
Net loss	$(7,046)	$(10,348)	$(16,832)	$(20,532)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	574	294	1,103	576
Amortization of intangible assets and capitalized software	410	708	820	1,412
Stock-based compensation	1,022	843	2,158	1,325
Other	391	271	928	501
Changes in operating assets and liabilities	2,706	6,413	4,029	6,474
Net cash used in operating activities	(1,943)	(1,819)	(7,794)	(10,244)

Cash flows from investing activities
Change in restricted cash	197	(320)	1,115	1,214
Maturities/sales of marketable securities, net	—	9,815	27,724	9,055
Purchases of property and equipment	(2,849)	(2,151)	(6,002)	(3,916)
Net cash provided by (used in) investing activities	(2,652)	7,344	22,837	6,353

Cash flows from financing activities
Repayment of debt facility, net	(750)	(750)	(1,500)	(1,500)
Other	8	45	62	(246)
Net cash used in financing activities	(742)	(705)	(1,438)	(1,746)

Net change in cash and cash equivalents	(5,337)	4,820	13,605	(5,637)
Cash and cash equivalents at beginning of period	26,742	5,612	7,800	16,069
Cash and cash equivalents at end of period	$21,405	$10,432	$21,405	$10,432

For Schedules 5 and 6, see footnote (1) Reconciliation of Non-GAAP Financial Measures to comparable U.S. GAAP measures which follows Schedule 6.

SCHEDULE 5
COMVERGE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO THE MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net loss	$(7,046)	$(10,348)	$(16,832)	$(20,532)
Depreciation and amortization	984	1,002	1,923	1,988
Interest expense, net	633	292	1,589	357
Provision for income taxes	18	55	33	115
EBITDA	(5,411)	(8,999)	(13,287)	(18,072)
Non-cash stock compensation expense	1,022	843	2,158	1,325
Adjusted EBITDA	$(4,389)	$(8,156)	$(11,129)	$(16,747)

SCHEDULE 6
COMVERGE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO THE MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net loss	$(7,046)	$(10,348)	$(16,832)	$(20,532)
Non-cash stock compensation expense	1,022	843	2,158	1,325
Amortization of intangible assets from acquisitions	234	532	467	1,064
Change in acquisition-related deferred income taxes	6	55	21	115
Non-GAAP net loss	$(5,784)	$(8,918)	$(14,186)	$(18,028)

Net loss per share (basic and diluted)	$(0.28)	$(0.42)	$(0.68)	$(0.83)
Non-cash stock compensation expense	0.04	0.03	0.09	0.05
Amortization of intangible assets from acquisitions	0.01	0.02	0.02	0.04
Change in acquisition-related deferred income taxes	—	—	—	—
Non-GAAP net loss per share (basic and diluted)	$(0.23)	$(0.36)	$(0.57)	$(0.73)

Weighted average shares used in computation (basic and diluted)	24,877,264	24,618,730	24,834,065	24,598,205

(1) Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures
Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis.
The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude certain expenses required by GAAP, such as depreciation, amortization, interest expense and stock-based compensation. The Company's basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance.
Management uses these non-GAAP financial measures when evaluating the Company's operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

·
EBITDA is a common alternative measure of performance used by investors, financial analysts and rating agencies to assess operating performance for companies in our industry. Depreciation is a necessary element of our costs and our ability to generate revenue. We do not believe that this expense is indicative of our core operating performance because the depreciable lives of assets vary greatly depending on the maturity terms of our VPC contracts. The clean energy sector has experienced recent trends of increased growth and new company development, which have led to significant variations among companies with respect to capital structures and cost of capital, which affect interest expense. Management views interest expense as a by-product of capital structure decisions and, therefore, it is not indicative of our core operating performance.

·
We define Adjusted EBITDA as EBITDA before stock-based compensation expense. Management does not believe that stock-based compensation is indicative of our core operating performance because stock-based compensation is the result of stock-based incentive awards which require a non-cash expense to be recorded in the financial statements. Management uses EBITDA and Adjusted EBITDA as part of internal reporting and forecasting and believes it is helpful in analyzing operating results.

·
We believe that the presentation of non-GAAP net loss, which is a measure that adjusts for the impact of stock-based compensation expense and amortization expense for acquisition-related assets, provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, is useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.

·
Although stock-based compensation is an important aspect of the compensation of our employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based award, and generally cannot be changed or influenced by management after the grant.

·
We do not acquire intangible assets on a predictable cycle. Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition, and in some cases, the remaining value of acquired intangibles and goodwill is decreased due to impairment charges. In addition to amortization expense, the Company records tax expense related to tax deductible goodwill, arising from certain prior acquisitions. These expenses generally cannot be changed or influenced by management after the acquisition.

These non-GAAP financial measures are not prepared in accordance with GAAP. These measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company's performance to that of other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net loss and net loss per share) and should not be considered measures of the Company's liquidity.